Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

AKOUSTIS TECHNOLOGIES, INC.

Akoustis Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Akoustis Technologies, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is December 15, 2016.

THIRD: Article I is hereby amended by replacing the reference to Akoustis Technologies, Inc. with “ATech (Parent) Resolution Corp.”

FOURTH: This Certificate of Amendment of the Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed on this day of May 15, 2025.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Mark Podgainy
Name:	Mark Podgainy
Title:	Finance Transformation Officer